UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022

SIENTRA, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36709

Delaware		20-5551000
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(Address of principal executive offices, with zip code)

(805) 562-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SIEN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 19, 2022, Sientra, Inc. (the “Company”) announced that it adjourned, without conducting any business, its special meeting of stockholders (the “Special Meeting”) held at 9:00 a.m., Pacific Standard Time, on December 19, 2022, due to the absence of quorum. The Special Meeting will reconvene at 9:00 a.m., Pacific Standard Time, on January 12, 2023, to vote on the proposal described in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2022. The Special Meeting will still be held virtually via live webcast which can be accessed on the Internet by visiting www.virtualshareholdermeeting.com/SIEN2022SM. The Company does not intend to change the record date for the Special Meeting. Only stockholders of record at the close of business on November 25, 2022 are entitled to vote at the reconvened Special Meeting.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Company’s proxy statement. Proxies previously submitted in respect of the Special Meeting will be voted at the adjourned meeting unless properly revoked.

No changes have been made in the proposal to be voted on by stockholders at the Special Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENTRA, INC.

Date: December 20, 2022	By:	/s/ Ronald Menezes
Ronald Menezes
President and Chief Executive Officer